Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010
For further information, contact:
Deb Weyker, Vice President Marketing
Phone: (920) 652-3274
dweyker@bankfirstwi.bank

FOR IMMEDIATE RELEASE

Bank First Corporation announces board changes

MANITOWOC, Wis, July 22, 2019 -- Mike Molepske, Chief Executive Officer and President of Bank First Corporation (NASDAQ: BFC), announces changes to its board of directors.

Effective August 1, 2019, Robert Wagner will be retiring from the board. Wagner had been a Director of the Corporation and the Bank since 2017, where he most recently served on the Audit Committee, Executive Committee, and Governance & Nominating Committee. Mr. Wagner served on the board of directors of Waupaca Bancorporation from 2012 to 2017. Mr. Wagner formerly served as President of Weyauwega Milk Products and Chairman of the Board of Trega Foods, a leading cheese maker whose primary products include cheddar, mozzarella, provolone, and dairy ingredients.

“We thank Robert for his commitment to our shareholders, employees, and customers,” said Molepske. “His expertise has helped guide the bank through the Waupaca Bancorporation acquisition in 2017 and further develop our brand into our western markets.”

Effective August 1, 2019, Mary-Kay Bourbulas will join the board of directors of the Corporation and the Bank. Ms. Bourbulas previously served on the board of directors of Partnership Community Bancshares, Inc. since 2013. She is co-owner, founder and manager of Handen Distillery, an award-winning grain-to-bottle craft distillery located in historic Cedarburg. Prior to Handen Distillery, she worked as an asset-based work-out consultant at Creekhouse Consulting, where she provided evaluations of secured assets and distressed loans. She also served as a municipal portfolio manager at Strong Capital Management, and established the firm’s municipal division. She earned a Bachelor of Arts degree in economics from Northwestern University. A leader in the community, Ms. Bourbulas is a member of the Cedarburg Junior Woman’s Club, former board member of the Cedarburg Community Foundation, a volunteer at the Cedarburg School District, and a supporter of St. Marcus School in Milwaukee.

“We’re excited to have Mary-Kay join our board,” said Molepske. “Her expertise in the banking industry, as well as being a successful business owner, will be beneficial to our organization as we continue to grow in the Ozaukee County and southeast Wisconsin.”

For more information about Bank First, visit www.BankFirstWI.bank.

ROBERT WAGNER MARY-KAY BOURBULAS

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. The Bank is an independent community bank with 23 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank offers loan, deposit and treasury management products at each of its banking offices. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the Bank’s partnership with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The Bank is a co-owner of a data processing subsidiary, UFS, LLC, which provides data and technology services to banks in the Midwest. The Company employs approximately 279 full-time equivalent staff and has assets of approximately $2.1 billion. Further information about Bank First Corporation is available by clicking on the Investor Relations tab at www.BankFirstWI.bank.

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Forward Looking Statements: This news release may contain certain “forward-looking statements” that represent Bank First Corporation’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by Bank First Corporation or on its behalf. Bank First Corporation disclaims any obligation to update such forward-looking statements. In addition, statements regarding historical stock price performance are not indicative of or guarantees of future price performance.